UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2022

FREQUENCY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Hayden Avenue, Suite 300 Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 315-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Retention Bonuses

On April 11, 2022, the Board of Directors (the “Board”) of Frequency Therapeutics, Inc. (the “Company”) approved retention bonuses for David Lucchino, President and Chief Executive Officer, Richard Mitrano, Vice President of Finance and Operations, and Wendy Arnold, Chief People Officer (collectively, the “Executives”).

On April 15, 2022, the Company entered into letter agreements with each of Mr. Mitrano and Ms. Arnold (the “Retention Agreements”), pursuant to which Mr. Mitrano and Ms. Arnold are each entitled to receive (i) a payment of $75,000 in cash, payable upon the public disclosure of the results from the Company’s Phase 2b clinical trial of FX-322 (FX-322-208), and (ii) a payment of $50,000 in cash, payable within ten days following a determination by the Company’s board of directors or an authorized committee thereof of the completion of a bona fide, third-party security financing transaction in which the Company receives gross proceeds of at least $25 million that occurs on or before December 31, 2023 (the “Financing Milestone” and each of (i) and (ii), a “Cash Bonus”). Each Cash Bonus is subject to Mr. Mitrano’s and Ms. Arnold’s continued employment through the date of payment of such Cash Bonus.

Mr. Mitrano and Ms. Arnold were also each granted restricted stock units (“RSUs”) for 110,000 shares of the Company’s common stock, and Mr. Lucchino was granted RSUs for 300,000 shares of the Company’s common stock. The RSUs granted to the Executives will vest in full upon the achievement of the Financing Milestone.

The foregoing description of the material terms of the Retention Agreements is qualified in its entirety by reference to the full agreements, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K. and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated April 15, 2022, by and between Frequency Therapeutics, Inc. and Richard Mitrano

10.2	Letter Agreement, dated April 15, 2022, by and between Frequency Therapeutics, Inc. and Wendy Arnold

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

By:	/s/ David L. Lucchino
David L. Lucchino
President and Chief Executive Officer

Date: April 15, 2022